Exhibit 99.1
®
Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392
TARGETED GENETICS ANNOUNCES STRATEGIC RESTRUCTURING TO REDUCE EXPENSES AND ADVANCE LEAD
INFLAMMATORY ARTHRITIS PRODUCT CANDIDATE
Seattle, WA — January 24, 2005 — Targeted Genetics Corporation (Nasdaq: TGEN) announced today the restructuring of its operations to reduce expenses and realign resources to advance its lead product candidate, tgAAC94, through clinical trials as quickly as possible. tgAAC94 is the Company’s anti tumor necrosis factor alpha (TNF-α), product candidate for the treatment of inflammatory arthritis.
Going forward, the company is deploying the majority of its resources to identify the clinical utility of tgAAC94 and will also continue to utilize its development and manufacturing capabilities in moving its collaborations forward. As part of this restructuring, Targeted Genetics reduced its workforce by approximately 27% or 26 employees, primarily in early-stage research and development groups and in operations and general and administrative functions.
“The decision to restructure the company has been extremely difficult for everyone involved. We sincerely appreciate the contributions from all of our employees and are providing outplacement services to those affected by this realignment,” said H. Stewart Parker, President and CEO of Targeted Genetics. “As a result of this restructuring, we anticipate our cash burn for 2006 to be at least 20% to 25% less than 2005 results, giving us a better opportunity to achieve our goals for 2006 and position the company for the future.”
Targeted Genetics’ key goals for 2006 are as follows:
•	Report preliminary tgAAC94 Phase I data in patients with inflammatory arthritis;
•	Complete follow-up and present preliminary data of HIV/AIDS Vaccine Phase I European “boost” and India trials;
•	Complete enrollment of South African HIV/AIDS Vaccine Phase II Study;
•	Initiate Phase I clinical study in Congestive Heart Failure;
•	Seek additional strategic collaborations; and
•	Secure additional funding.

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“We believe that our targeted, localized approach to treating inflammatory disease has significant clinical and commercial potential, and these changes give us more time and resources necessary to implement the tgAAC94 clinical studies and strategic initiatives aimed at moving us closer to commercialization,” adds Parker.
Anti-TNF-α therapies are now widely used in the treatment of inflammatory arthritis. However, a large percentage of patients being treated with systemic anti-TNF-α therapies do not fully respond. Targeted Genetics has gathered initial positive data pertaining to the safety of intra-articular delivery of tgAAC94, and clinical trials are ongoing, targeting those patients who are on concurrent systemic anti-TNF protein therapies, but still have residual disease in one or several affected joints.
Targeted Genetics plans to release its financial results for the fourth quarter and year-ended 2005 before the open of the Nasdaq National Market System on Wednesday, March 1, 2006. Management will host a conference call with investors and financial analysts to discuss these results and to provide an update to its product development initiatives at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time).
About Targeted Genetics
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis, HIV/AIDS and other acquired and inherited diseases with significant unmet medical need. Targeted Genetics uses its considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Its product development efforts target inflammatory arthritis, HIV/AIDS, congestive heart failure, Huntington’s disease, and hyperlipidemia. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our business strategy, our cash resources and future financial condition, our ability to obtain additional funding or enter into additional strategic collaborations, our product development, our clinical trials, our personnel and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company’s future plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, our ability to obtain additional funding or enter into additional strategic collaborations, our ability to attract and retain qualified personnel, the timing, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the period ended September 30, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.
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